UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

SOUTHCORP CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21155	46-5429720
(Commission File No.)	(IRS Employer Identification No.)

205 Ave Del Mar #984
San Clemente, CA 92674

(Address of principal executive offices) (zip code)

(949) 461-1471

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

 Item 8.01 Other Events.

On November 18, 2014, SouthCorp Capital begun discussions with Nate’s Food Co. to build factory in Indiana that will have the capacity to manufacture 50-100 million cans per year. SouthCorp Capital currently owns industrial and commercial property in Indiana that will be used as the site for factory and storage.

As part of the above discussions, SouthCorp agreed with Nate’s Food to purchase equipment for its Fairfield, California location. SouthCorp agreed to acquire the equipment for approximately $400,000 in exchange for a per can sold fee from Nate’s Food. The equipment will be part of the planned expansion of the facilities in Fairfield, California while the factory in Indiana is built.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SouthCorp Capital, Inc.

Dated: February 9, 2015	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO